Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

4 June 2025

Matter No.: 837748
Doc Ref: 110891108

(852) 2842 9521

Flora.Wong@conyers.com

Kuke Music Holding Limited

Room 303 Beijing Broadcasting Tower
No. Jia 14, Jianwaidajie Chaoyang District
Beijing

People’s Republic of China

Dear Sir/Madam,

Re: Kuke Music Holding Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on Form F-3 (File No. 333-267655), including all amendments or supplements thereto (the “Registration Statement”), filed with and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and the prospectus supplement to the Registration Statement dated 4 June 2025 (the “Prospectus Supplement”, together with the prospectus included in the Registration Statement, the “Prospectus”) through which the Company may offer up to an aggregate of 80,300,000 class A ordinary shares of a par value US$0.001 each in the Company (the “Class A Ordinary Shares” and such Class A Ordinary Shares being offered by the Company, the “Sale Shares”) to be represented by American depositary shares (the “Sale ADSs”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document(s):

1.1.	the Registration Statement;

1.2.	the Prospectus; and

1.3.	a securities purchase agreement made between the Company and the purchasers listed in schedule A thereto relating to the issue and subscription of the Sale ADSs dated 4 June 2025 (the “Purchase Agreement”).

The documents listed in items 1.1 through 1.3 above are herein sometimes collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

We have also reviewed:

1.4.	a copy of the third amended and restated memorandum and articles of association of the Company adopted by a special resolutions passed by the Company on 20 September 2024 (the “Constitutional Documents”);

1.5.	a copy of minutes of a meeting of its directors held on 12 May 2025 (the “Resolutions”);

1.6.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 15 May 2025 (the “Certificate Date”); and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of all parties, other than the Company, to enter into and perform its respective obligations under the Purchase Agreement and the due execution and delivery thereof by each party thereto;

2.4.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.5.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.6.	that the Company will issue the Sale ADSs and the Sale Shares (collectively, the “Securities”) in furtherance of its objects as set out in its memorandum of association;

2.7.	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.8.	that Company’s incurrence and performance of its obligations under the Purchase Agreement in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands;

2.9.	that the Company will have sufficient authorised but unissued Class A Ordinary Shares at the time of issuance and allotment of the Sale Shares;

2.10.	that the issuance and sale of and payment for the Securities will be in accordance with the Purchase Agreement, the Registration Statement and the Prospectus;

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2.11.	that, upon the issue of the Sale Shares, the Company will receive consideration for the final issue price thereof which shall be equal to at least the par value thereof;

2.12.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Securities, and that no Securities will be issued to residents of the Cayman Islands;

2.13.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.14.	the Company has not taken any action to appoint a restructuring officer;

2.15.	the validity and binding effect under the laws of the State of New York, United States of America (the “Foreign Laws”) of the Documents which are expressed to be governed by such Foreign Laws in accordance with their respective terms, and the Registration Statement and the Prospectus will be duly filed with the Commission; and

2.16.	that on the date of entering into the Document(s) and issuance of the Securities, the Company is and after entering into the Documents and any such issuance by the Company, is and will be able to pay its liabilities as they become due.

3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Documents and any Securities:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Documents and any Securities if there are other proceedings in respect of the Documents and any Securities simultaneously underway against the Company in another jurisdiction.

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3.2.	We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (“Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

4.2.	Based solely on our review of the memorandum of association of the Company, the Company has an authorised share capital of US$5,000,000 divided into 5,000,000,000 shares of a nominal or par value of US$0.001 each, comprising of (i) 4,961,500,000 class A ordinary shares of a par value of US$ 0.001 each, and (ii) 38,500,000 class B ordinary shares of a par value of US$0.001 each.

4.3.	When allotted, issued and paid for in accordance with the Registration Statement, the Prospectus and the Resolutions, the Sale Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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